UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2017

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2017, Jared Pobre, the Non-Executive Chairman of the Board of Directors (“Board”) of Propel Media, Inc. (the “Company”), advised the Company that he was retiring as a member of the Board, effective on December 31, 2017. Mr. Pobre’s retirement was not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices (financial or otherwise). Although the Company will have no ongoing formal arrangement or agreement with Mr. Pobre to provide advice or assistance to the Company, he has indicated that he intends to continue to do so to the extent he is available.

Following Mr. Pobre’s retirement, on December 31, 2017, Sam Humphreys, a member of the Board, was named Non-Executive Chairman of the Board to replace Mr. Pobre. Additionally, David Shapiro, the Company’s Chief Operating Officer and Secretary, was appointed as a member of the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2018

PROPEL MEDIA, INC.

By:	/s/ Marv Tseu
Name: Marv Tseu
Title: Chief Executive Officer

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